UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – October 13, 2015

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

105 Leader Heights Road P.O. Box 2887 York, Pennsylvania		17405-2887
(Address of principal executive offices)		(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.
FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 13, 2015, Codorus Valley Bancorp, Inc. (the “Corporation”) issued 2,160 shares of restricted stock and 10,283 incentive stock options to A. Dwight Utz pursuant to the Corporation’s 2007 Long-Term Incentive Plan (the “Plan”). The awards were approved by the Board of Directors of the Corporation in connection with the recent appointment of Mr. Utz as Executive Vice President and Chief Operating Officer of the Corporation and its principal operating subsidiary, PeoplesBank, a Codorus Valley Company.

The exercise price of the stock options was established in accordance with the terms of the Plan, and the options shall vest on October 13, 2016 and expire on October 13, 2025. The shares of restricted stock shall vest as to one half of the shares on October 13, 2017, and the remainder on October 13, 2018.

Item 8.01	Other Events

On October 13, 2015, the Board of Directors of the Corporation determined not to renew the Rights Agreement between the Corporation and Wells Fargo Bank, N.A., as Rights Agent, which was subsequently amended as of January 9, 2009 and August 17, 2011 (as amended, the “Rights Agreement”), and pursuant to which the Corporation declared a dividend distribution of one Right (as defined in the Rights Agreement) for each outstanding share of common stock of the Corporation.

The terms of the Rights Agreement and the Rights issued pursuant to it are described in Exhibits 4 and 4.1 to the Corporation’s Quarterly Report on Form 10-Q for the quarter-ended September 30, 2010 and filed with the Commission on November 15, 2010, and Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on August 24, 2011.

Therefore, the Rights Agreement and the Rights previously issued thereunder will expire at the close of business on November 4, 2015, and will thereafter no longer be outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.
(Registrant)

Date: October 16, 2015	/s/ Larry J. Miller
Larry J. Miller President and Chief Executive Officer (Principal Executive Officer)